Exhibit 10.58

MASTER CONTRACT

BY AND BETWEEN

NEWLINK GENETICS CORPORATION

AND THE

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT

CONTRACT NUMBER:   06-54

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Table of Contents

(continued)

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MASTER CONTRACT

BUSINESS:	NewLink Genetics Corporation
MASTER CONTRACT NUMBER:	06-54
AWARD DATE:	December 29, 2005

This FINANCIAL ASSISTANCE CONTRACT (the “Master Contract”) is made by and between the Iowa Department of Economic Development (“IDED”), 200 East Grand Avenue, Des Moines, IA 50309 and NewLink Genetics Corporation a Delaware Corporation (“Business”), 2901 South Loop Drive, Suite 3900, Ames, Iowa 50010.

WHEREAS, the Business submitted an application to IDED requesting financial assistance in the financing of its Project as more fully described in Exhibit C, Description of the Project and Award Budget, (the “Project”); and

WHEREAS, the IDED found the Project to meet the requirements established to receive financial assistance; and

WHEREAS, the IDED and/or the Iowa Department of Economic Development Board (“IDED Board”) have awarded the Business financial assistance from one or more IDED-administered programs for the Project, all of which are subject to the terms and conditions set forth herein and collectively referred to as the “Award”; and

NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Business and IDED agree to the following terms:

ARTICLE 1

MASTER CONTRACT DURATION; FUNDING AGREEMENTS DURATION

This Master Contract shall be in effect until all of Business’s obligations and liabilities under this Master Contract and all of the Funding Agreements executed in connection with this Master Contract have been satisfied.  The duration of each Funding Agreement will be as described in the Funding Agreement.

ARTICLE 2

FUNDING

2.1                                 Funding Sources.  The sources of funding for this Award are appropriations to IDED for financial assistance programs administered by the IDED and tax credit programs that IDED is authorized to administer.

2.2                                 Reduction, Discontinuance or Alteration of Funding.  Any termination, reduction, or delay of funds available due, in whole or in part, to (i) lack of, reduction in, or a deappropriation of revenues previously appropriated by the legislature for this Award, or (ii) any other reason beyond the IDED’s control may, in the IDED’s discretion, result in the termination, reduction or delay of funds to the Business.

ARTICLE 3

CONTRACT STRUCTURE AND DEFINITIONS;

DOCUMENTS INCORPORATED BY REFERENCE; AND ORDER OF PRIORITY

3.1                                 Contract Structure and Definitions.

(a)                                  This Award shall be governed by this Master Agreement and the individual funding agreements (the “Funding Agreements”) for each source of program assistance for this Award.  This Award has been provided to the Business to fund the Project described in Exhibit C, Description of the Project and Award Budget.  The Articles of this Master Contract apply to each Funding Agreement unless a Funding Agreement specifically states otherwise.

(b)                                 The following terms apply to this Master Contract and each of the Funding Agreements, unless otherwise specified in a Funding Agreement:

“Award Date” means the date first stated in this Master Contract and is the date the IDED and/or the IDED Board approved the awarding of financial assistance to the Business for the Project.

“Business’ Employment Base” means the number of jobs as stated in Exhibit D, Job Obligations that the Business and IDED have established as the job base for this Project.  The number of jobs the Business has pledged to create/retain shall be in addition to the Business’s Employment Base.

“Created Jobs” means the number of new FTE Jobs the Business will add over and above the Business’s Employment Base and, if applicable, Statewide Employment Base.

“Forgivable Loan” means a form of an award made by the IDED to the Business under a Funding Agreement(s) for which repayment is eliminated in part or entirely if the Business satisfies the terms of this Contract and the Funding Agreement(s).

“Full-time Equivalent (FTE) Job” means the employment of one person:

(a)                                  For 8 hours per day for a 5-day, 40-hour workweek for 52 weeks per year, including paid holidays, vacations and other paid leave, or

(b)                                 For the number of hours or days per week, including paid holidays, vacations and other paid leave, currently established by schedule, custom, or otherwise, as constituting a week of full-time work for the kind of service an individual performs for an employing unit.

“fob Maintenance Period” means the date two (2) years from the Project Completion Date as stated in Exhibit C, Description of the Project and Award Budget.  The Business shall maintain the Project, and the created/retained jobs through the Job Maintenance Period.

“Job Obligations” means the Created Jobs, Retained Jobs, Qualifying Jobs and Non-qualifying Jobs associated with the Project that pay the wages and benefits, all as outlined in Exhibit D, Job Obligations.

“Loan” means form of an award made by the IDED to the Business under a Funding Agreement(s) for which full repayment is expected.

“Non-qualifying jobs” are those jobs created or retained by the project that do not qualify for funding, but would not be created or retained if the Project did not proceed.

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“Project” means the description of the work and activities to be completed by the Business as outlined in Exhibit C, Description of the Project and Award Budget, and Exhibit A, Business’s Financial Assistance Application:

“Project Completion Date” means the date three (3) years from the Award Date as stated in Exhibit C, Description of the Project and Award Budget.  The Project Completion Date is the date by which all Project activities shall be satisfactorily completed.

“Statewide Employment Base” means the number of jobs as stated in Exhibit D, Job Obligations that the Business and IDED have determined as those jobs that will be retained at other facilities in the state.  The number of jobs the Business has pledged to create/retain shall be in addition to the Statewide Employment Base.

“Qualifying jobs” are those created or retained jobs that qualify for program funding.

3.2                                 Documents Incorporated by Reference.  The following documents are incorporated by reference and considered an integral part of this Master Contract:

Exhibit A -                                        Business’s Financial Assistance Application, Application # 06-HQJC-017

Exhibit B -                                          Funding Agreements:

B5- HQJCP Funding Agreement

Exhibit C -                                          Description of the Project and Award Budget

Exhibit D -                                         Job Obligations

“Retained Job” means an existing job that would be eliminated or moved to another state if the project did not proceed in Iowa.

3.3                                 Business’s Financial Assistance Application on File.  Due to its size, Exhibit A will not be attached to this Master Contract, but will be kept on file at the Iowa Department of Economic Development.  It shall, nevertheless, be considered an incorporated element of this Master Contract and the Funding Agreements.

3.4                                 Order of Priority.  In the case of any inconsistency or conflict between the specific provisions of this document and the exhibits, the following order of priority shall control:

(a)                                  Master Contract, Articles 1-10

(b)                                 Exhibit B - Funding Agreements

(c)                                  Exhibit C - Description of the Project and Award Budget

(d)                                 Exhibit D - Job Obligations

(e)                                  Exhibit A - Business’s Financial Assistance Application

ARTICLE 4

AWARD

4.1                                 Description of the Project and Award Budget.  The IDED and/or the IDED Board have approved an Award to the Business from the programs and in the amounts identified in Exhibit C,

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Description of the Project and Award Budget.  The Project Budget for this Award is as detailed in Exhibit C.

4.2                                 Job Obligations.  The IDED and/or the IDED Board have approved an Award to the Business and the Business’ obligations for FTE Created Jobs, Retained Jobs, Qualifying Jobs and Non-qualifying Jobs are outlined in Exhibit D, Job Obligations.

4.3                                 Repayment Obligation.  The obligation to repay the direct financial assistance components of this Award shall be evidenced by Promissory Notes executed in connection with the Funding Agreements.

ARTICLE 5

CONDITIONS TO DISBURSEMENT OF FUNDS; DISBURSEMENT TERMS

The obligation of IDED to make, continue or disburse funds under this Master Contract and the Funding Agreements shall be subject to the following conditions precedent:

5.1                                 Documents Submitted.  IDED shall have received each of the following documents, properly executed and completed, and approved by IDED as to form and substance:

(a)                                  Master Contract.  Fully executed Master Contract.

(b)                                 Funding Agreements.  Fully executed Funding Agreements.

(c)                                  Promissory Notes.  The Promissory Notes required by the Funding Agreements.

(d)                                 Articles of Incorporation.  Copies of the articles of incorporation of the Business, certified in each instance by its secretary or assistant secretary.

(e)                                  Certificate of Corporate Existence.  A certificate of existence for the Business from the Office of the Secretary of State of Iowa.

(f)                                    Results of Lien and Tax Search.  Financing statement, tax and judgment lien search results, in the Business’s state of incorporation/organization, against the Business and Secured Property.

(g)                                 Security Documents.  The fully executed Security Documents required in Article 6.0.

(h)                                 Other Required Documents.  IDED shall have received such other contracts, instruments, documents, certificates and opinions as the IDED may reasonably request.

(i)                                     Hazardous Waste Audit.  To comply with Iowa Code section 15A.1(3)”b,” if the Business generates solid or hazardous waste, it must either: a) submit a copy of the Business’s existing in-house plan to reduce the amount of waste and safely dispose of the waste based on an in-house audit conducted within the past 3 years; or b) submit an outline of a plan to be developed in-house, or 3) submit documentation that the Business has authorized the Iowa Department of Natural Resources or Iowa Waste Reduction Center to conduct the audit.

(j)                                     Release Form — Confidential Tax Information.  A signed Authorization for Release of Confidential State Tax Information form to permit IDED to receive the Business’s state tax information directly from the Iowa Department of Revenue for purposes of annually updating the Iowa Public Return on Investment Analysis.

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(k)                                  Satisfactory Credit History.  Documentation of satisfactory credit history of the Business and guarantors, as applicable, with no judgments or unsatisfied liens or similar adverse credit actions.

(l)                                     Project Financial Commitments.  The Business shall have submitted a letter from the funding sources identified in Exhibit C committing to the specified financial involvement in the Project and received the IDED’s approval of the letters of commitment.  Each letter shall include the amount, terms and conditions of the financial commitment, as well as any applicable schedules.

(m)                               Requests for Disbursement.  All disbursements of Award proceeds shall be subject to receipt by the IDED of requests for disbursement, in form and content acceptable to IDED, submitted by the Business.  All requests shall include documentation of costs that have been paid or costs to be paid immediately upon receipt of Award proceeds.

(n)                                 Funding Agreements Disbursement Requirements.  Satisfaction of all disbursement requirements outlined in the specific program Funding Agreements.

5.2                                 Prior Costs.  No expenditures made prior to the Award Date may be included as Project costs.  This restriction applies to the direct financial assistance portions of this Award, not the tax credit benefits included in this Award.

5.3                                 Cost Variation.  In the event that the total Project cost is less than the amount specified in the Exhibit C, the Funding Agreements shall be reduced at the same ratio to the total Project cost reduction as the ratio of the Funding Agreement amount to the total amount of funds provided by the Business and all funding sources requiring a proportional reduction of their financial contribution to the Project.  Any disbursed excess above the reduced IDED participation amount shall be returned immediately to IDED.

5.4                                 Suspension of Disbursement.  Upon the occurrence of an Event of Default (as defined in this Master Contract or any of the Funding Agreements) by the Business, the IDED may suspend payments and tax credit program benefits to the Business until such time as the default has been cured to IDED’s satisfaction.  Notwithstanding anything to the contrary in this Master Contract or the Funding Agreements, upon a termination of this Master Contract on account of an Event of Default by the Business, Business will no longer have the right to receive any disbursements or any tax credit program benefits after the effective date of default.  All Award funds may also be suspended, in IDED’s sole discretion, in the event the Business experiences a layoff within the state of Iowa or closes any of its Iowa facilities.

5.5                                 Investment of Award Proceeds.

(a)                                  In the event that the Award proceeds are not immediately utilized, temporarily idle Award proceeds held by the Business may be invested provided such investments shall be in accordance with State law, including but not limited to the provisions of Iowa Code chapter 12C concerning the deposit of public funds.  Interest accrued on temporarily idle Award proceeds held by the Business shall be credited to and expended on the Project prior to the expenditure of other Award proceeds.

(b)                                 All proceeds remaining, including accrued interest, after all allowable Project costs have been paid or obligated shall be returned to the IDED within thirty (30) days after the Project Completion Date.  Within ten (10) days of receipt of a written request from IDEA Business shall inform the IDED in writing of the amount of unexpended Award funds in the Business’s possession or under the Business’s control, whether in the form of cash on hand, investments, or otherwise.

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ARTICLE 6

SECURITY; CROSS-COLLATERALIZATION

The Business shall execute in favor of the IDED all security agreements, financing statements, mortgages, personal and/or corporate guarantees (the “Security Document”) as required by the IDED.

6.1                                 Security.  This Award shall be secured by:  None required (the “Secured Property”)]

6.2                                 Value of Collateral.  The value, as reasonably determined by IDED, of the Secured Property shall meet or exceed the amount of Award funds disbursed.

6.3                                 Additional or Substitute Collateral.  In case of a decline in the market value of the Secured Property, or any part thereof, IDED may require that additional or substitute collateral of quality and value satisfactory to IDED be pledged as Secured Property for this Award.  The Business shall provide such additional or substitute collateral Secured Property within 20 days of the date of the request for additional or substitute collateral to secure this Award in an amount equal to or greater than the amount of outstanding Award funds.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

The Business represents and warrants to IDED as follows:

7.1                                 Organization and Qualifications.  The Business is duly organized, validly existing and in good standing as a corporation under the state of its incorporation.  The Business has full and adequate power to own its property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify would not have a material adverse effect on the Business’s ability to perform its obligations hereunder.

7.2                                 Authority and Validity of Obligations.  The Business has full right and authority to enter into this Master Contract and the Funding Agreement and to make the borrowings herein provided for.  The person signing this Master Contract and the Funding Agreements has full authority to:

(a)                                  sign this Master Contract and the Funding Agreements, and

(b)                                 issue Promissory Notes on behalf of the Business, and

(c)                                  secure Business’s obligations under this Master Contract and the Funding Agreements, and

(d)                                 perform each and all of the obligations under the Master Contract and its Funding Agreement.

The Master Contract and Funding Agreement documents delivered by the Business have been duly authorized, executed and delivered by the Business and constitute the valid and binding obligations of the Business and enforceable against it in accordance with their terms.  This Master Contract, the Funding Agreements and related documents do not contravene any provision of law or any judgment, injunction, order or decree binding upon the Business or any provision of the articles of organization or operating agreement of the Business, contravene or constitute a default under any covenant, indenture or contract of

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or effecting the Business or any of its properties.

7.3                                 Use of Proceeds.  The Business hereby agrees to use Award proceeds only for the Project and for the activities described in Exhibit C, Description of the Project and Award Budget, this Master Contract and the Funding Agreements.  Use of Award proceeds shall conform to the Budget for the Project as detailed in Exhibit C. The Business represents that there are legally enforceable commitments in place from the funding sources identified for the Project in Exhibit C.

7.4                                 Subsidiaries.  The Business has no Subsidiaries on the Contract Effective Date.

7.5                                 Financial Reports.  The balance sheet of the Business furnished to IDED as of the Contract Effective Date, fairly presents its financial condition as at said date in conformity with GAAP applied on a consistent basis.  The Business has no contingent liabilities which are material to it, other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished to IDED.

7.6                                 No Material Adverse Change.  Since the Award Date, there has been no change in the condition (financial or otherwise) or business prospects of the Business, except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.  To the knowledge of the Business, there has been no material adverse change in the condition of the Business (financial or otherwise) or the business prospects of the Business.

7.7                                 Full Disclosure; Business’s Financial Assistance Application.  The statements and other  information furnished to the IDED by Business in its Financial Assistance Application and in connection with, the negotiation of this Master Contract and the Funding Agreements do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading.  The IDED acknowledges that as to any projections furnished to the IDED, the Business only represents that the same were prepared on the basis of information and estimates it believed to be reasonable.

7.8                                 Trademarks, Franchises and Licenses.  The Business owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.  As used in this Master Contract, “Person” means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or  organization, including a government or agency or political subdivision thereof.

7.9                                 Governmental Authority and Licensing.  The Business has received all licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct its businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a material adverse effect.  No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit, or approval is pending or, to the knowledge of the Business threatened.

7.10                           Litigation and Other Controversies.  There is no litigation or governmental proceeding pending, nor to the knowledge of the Business threatened, against the Business which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Business, nor is the Business aware of any existing basis for any such litigation or governmental proceeding.

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7.11                           Good Title.  The Business has good and defensible title (or valid leasehold interests) to all of its Property (including, without limitation, the Secured Property) reflected on the most recent balance sheets furnished to the IDED (except for sales of assets in the ordinary course business).

7.12                           Taxes.  All tax returns required to be filed by the Business in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Business or upon any of its property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided.  The Business knows of no proposed additional tax assessment against it for which adequate provisions in accordance with GAAP have not been made on its accounts.  Adequate provisions in accordance with GAAP for taxes on the books of the Business have been made for all open years, and for their current fiscal period.

7.13                           Other Contracts.  The Business is not in default under the terms or any covenant, indenture or contract of or affecting either the Business or any of its properties, which default, if uncured, would have a material adverse effect on its financial condition, properties, business or operations.

7.14                           No Default.  No Default or Event of Default has occurred or is continuing.

7.15                           Compliance with Laws.  The Business is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the business operations of the Business and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances, non-compliance with which could have a material adverse effect on the financial condition, properties, business or operations of the Business.  The Business has not received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental or health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, properties, business or operations of the Business.

7.16                           Effective Date of Representations and Warranties.  The warranties and representations of this Article are made as of the Contract Effective Date and shall be deemed to be renewed and restated by the Business at the time each request for disbursement of funds is submitted to the IDED.

ARTICLE 8
COVENANTS

The Business agrees that, for the duration of this Master Contract and the Funding Agreements:

8.1                                 Maintain Existence in Iowa.  The Business shall at all times preserve and maintain its existence as a corporation in good standing and maintain the Project in Iowa.  The Business will preserve and keep in force and affect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights and other proprietary rights necessary to the proper conduct of its respective business.

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8.2                                 Job Obligations.

(a)                                  Jobs and Wages.  By the Project Completion Date, the Business shall create/retain the number of FTE Created Jobs, Retained Jobs, Qualifying Jobs and Non-qualifying Jobs above the Business’ Employment Base and, if applicable, the Statewide Employment Base, and maintain the jobs through the Job Maintenance Period, all as detailed in Exhibit D. The Business shall pay the wage rates identified in Exhibit D.

(b)                                 Benefits.  The Business shall provide and pay for the eligible benefits described in Exhibit A, Business’s Financial Assistance Application, with an Average Benefit Value calculated by IDED and shown in Exhibit D. During the Contract period the Business may adjust the benefit package provided the Average Benefit Value is not decreased and provided the benefit package includes eligible benefits.  For purposes of this Contract, “Eligible benefits” means, medical and dental insurance plans, pension and profit—sharing plans, child care services, life insurance coverage, vision insurance plan, and disability coverage.

8.3                                 Performance Obligations.  By the Project Completion Date, Business shall complete the Project, make the total investment pledged for the Project, and comply with all other performance requirements described in this Master Contract and the Funding Agreements.  The Business shall promptly provide IDED with written notice of any major changes that would impact the success of the Project.

8.4                                 Maintenance of Properties.  The Business shall maintain, preserve and keep its properties in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all time the efficiency thereof shall be fully preserved and maintained in accordance with prudent business practices.

8.5                                 Taxes and Assessments.  The Business shall duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it against its properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves are provided therefore.

8.6                                 Insurance.  The Business shall insure and keep insured in good and responsible insurance companies, all insurable property owned by it which is of a character usually insured by Persons similarly situated and operating like properties against loss or damage from such hazards or risks as are insured by Persons similarly situated and operating like properties; and the Business shall insure such other hazards and risks (including employers’ and public liability risks) in good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses.  The Business will upon request of the IDED furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Article.

8.7                                 Required Reports.

(a)                                  Review of Disbursement Requests and Reports.  The Business shall prepare, sign and submit disbursement requests and reports as specified in this Master Contract in the form and content required by IDED. The Business shall review all reimbursement requests and verify that claimed expenditures are allowable costs.  The Business shall maintain documentation adequate to support the claimed costs.

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(b)                                 Reports.  The Business shall prepare, sign and submit the following reports to the IDED throughout the Contract period:

Report	Due Date

Mid-Year Status Report	July 10th for the period ending June 30th

End-of-Year Status Report Includes.

•             Public Return on Investment (ROI) Update

•             Payroll Register with all created and/or retained jobs highlighted and indicate the Project Jobs paying the required wage

•             “Employer’s Contribution and Payroll Report”

•             For Enterprise Zone awards, annual certification of compliance with the requirements of Iowa Code 15E.193, as required by 15E.195(6),

January 31st for the period ending Dec. 31st

End of Project Report Report content: same items as End-of-Year Report	Within 30 days of Project Completion Date

End of Job Maintenance Period Report Report Content: same items as End-of-Year Report	Within 30 days of the end of the Job Maintenance Period

(c)                                  Additional Reports, Financials as Requested by IDED.  The IDED reserves the right to require more frequent submission of any of the above reports if, in the opinion of the IDED, more frequent submissions would help improve the Business’s Project performance, or if necessary in order to meet requests from the Iowa General Assembly, the Department of Management or the Governor’s office.  At the request of IDED, Business shall submit its annual financial statements completed by an independent CPA, or other financial statements including, but not limited to, income, expense, and retained earnings statements.

8.8                                 Inspection and Audit.  The Business will permit the IDED and its duly authorized representatives to visit and-inspect any of the Business’s properties, corporate books and financial records of the Business related to the Project, to examine and make copies of the books of accounts and other financial records of the Business, and to discuss the affairs, finances and accounts of the Business with, and to be advised as to the same by, its officers, and independent public accountants (and by this provision the Business authorizes such accountants to discuss with the IDED and the IDED’s duly authorized representatives the finances and affairs of the Business) at such reasonable time and reasonable intervals as the IDED may designate, but at feast annually.

8.9                                 Mergers, Consolidations and Sales.  Without the written consent of the IDED, which shall not be unreasonably withheld, the Business shall not be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of the Secured Property.

8.10                           Formation and Maintenance of Subsidiaries.  The Business will not form or acquire any Subsidiary or transfer assets pledged as security for this Master Contract to any subsidiary or affiliate without the written consent of the IDED, which shall not be unreasonably withheld.

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8.11                           Compliance with Laws.

(a)                                  The Business will comply in all material respects with the requirements of all federal, state and local laws, rules, regulations and orders applicable to or pertaining to its properties or business operations including, but not limited to, all applicable environmental, hazardous waste or substance, toxic substance and underground storage laws and regulations, and the Business will obtain any permits, licenses, buildings, improvements, fixtures, equipment or its property required by reason of any applicable environmental, hazardous waste or substance, toxic substance or underground storage laws or regulations.

(b)                                 The Business shall comply in all material respects with all applicable federal, state, and local laws, rules, ordinances, regulations and orders applicable to the prevention of discrimination in employment, including the administrative rules of the Iowa Department of Management and the Iowa Civil Rights Commission which pertain to equal employment opportunity and affirmative action.

(c)                                  The Business shall comply in all material respects with all applicable federal, state and local laws, rules, ordinances, regulations and orders applicable to worker rights and worker safety.

(d)                                 The Business shall comply with IDED’s administrative rules for each program funding source, as identified in the Funding Agreements.

8.12                           Use of Award Proceeds.  The Business will use the Award proceeds extended under this Master Contract and the Funding Agreements solely for the purposes set forth in Exhibit C.

8.13                           Changes in Business Ownership, Structure and Control.  The Business shall not materially change the ownership, structure, or control of the Business if it would adversely affect the Project.  This includes, but is not limited to, entering into any merger or consolidation with any person, firm or corporation or permitting substantial distribution, liquidation or other disposal of Business assets directly associated with the Project.  Business shall provide IDED with advance notice of any proposed changes in ownership, structure or control.  The materiality of the change and whether or not the change affects the Project shall be as reasonably determined by IDED.

8.14                           Notice of Meetings.  The Business shall notify IDED at least two (2) working days in advance of all meetings of the board of directors at which the subject matter of this Master Contract, the Funding Agreements, or the Project is proposed to be discussed.  The Business shall provide IDED with copies if the agenda and minutes of such meetings and expressly agrees that a representative of IDED has a right to attend those portions of any and all such meetings where the Project; this Master Contract or the Funding Agreements are discussed.

8.15                           Notice of Proceedings.  The Business shall promptly notify IDED of the initiation of any claims, lawsuits, bankruptcy proceedings or other proceedings brought against the Business which would adversely impact the Project.

8.16                           Accounting Records.  The Business is required to maintain its books, records and all other evidence pertaining to this Master Contract and it Funding Agreements in accordance with generally accepted accounting principles and such other procedures specified by IDED.  These records shall be available to IDED, its internal or external auditors, the Auditor of the State of Iowa, the Attorney General of the State of Iowa and the Iowa Division of Criminal Investigations at all times during the Master Contract’s and the Funding Agreements’ duration and any extensions thereof, and for three (3) full years from the Agreement Expiration Date.

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8.17                           Restrictions.  The Business shall not, without prior written disclosure to IDED and prior written consent of IDED, which shall not be unreasonably withheld, directly or indirectly:

(a)                                  Assign, waive or transfer any of Business’s rights, powers, duties or obligations under this Master Contract or the Funding Agreements.

(b)                                 Sell, transfer, convey, assign, encumber or otherwise dispose of any of the Secured Property or the Project.

(c)                                  Place or permit any restrictions, covenants or any similar limitations on the Secured Property or the Project.

(d)                                 Remove from the Project site or the State all or substantially all of the Secured Property.

(e)                                  Create, incur or permit to exist any Lien of any kind on the Secured Property.

8.18                           No Changes in Business Operations.  The Business shall not materially change the Project or the nature of the Business and activities being conducted, or proposed to be conducted by Business, as described in the Business’s approved application for funding, Exhibit A of this Master Contract, unless approved in writing by IDED prior to the change.

8.19                           Indemnification.  The Business shall indemnify, defend and hold harmless the IDED, the State of Iowa, its departments, divisions, agencies, sections, commissions, officers, employees and agents from and against all losses, liabilities, penalties, fines, damages and claims (including taxes), and all related costs and expenses (including reasonable attorneys’ fees and disbursements and costs of investigation, litigation, settlement, judgments, interest and penalties), arising from or in connection with any of the following:

(a)                                  Any claim, demand, action, citation or legal proceeding arising out of or resulting from the Project;

(b)                                 Any claim, demand, action, citation or legal proceeding arising out of or resulting from a breach by the Business of any representation or warranty made by the Business in this Master Contract or the Funding Agreements;

(c)                                  Any claim, demand, action, citation or legal proceeding arising out of or related to occurrences that the Business is required to insure against as provided for in this Master Contract or the Funding Agreements; and

(d)                                 Any claim, demand, action, citation or legal proceeding which results from an act or omission of the Business or any of their agents in its or their capacity as an employer of a person.

ARTICLE 9
EVENTS OF DEFAULT AND REMEDIES

9.1                                 Events of Default.  Any one or more of the following shall constitute an “Event of Default” hereunder.

(a)                                  Nonpayment.  In the event of a missed payment under a Loan or in the event a Forgivable Loan is not forgiven and all or a portion of the Forgivable Loan must be repaid by the Business, a default in the payment when due (whether by lapse of time, acceleration or otherwise) of any principal on the

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Promissory Note(s), or default in payment for more than ten (10) Business Days of the due date thereof of any interest on the Promissory Note(s) or any fee or other obligation payable by the Business shall be an Event of Default; or

(b)                                 Noncompliance with Covenants.  Default in the observance or performance of any covenant set forth in Article 8, for more than five (5) Business Days; or

(c)                                  Noncompliance with Security Documents.  Default in the observance or performance of any term of any Security Documents beyond any applicable grace period set forth therein; or

(d)                                 Noncompliance with Master Contract.  Default in the observance or performance of any other provision of this Master Contract; or

(e)                                  Noncompliance with Funding Agreements, Cross-Default.  Default in the observance or performance of any other provision of any of the Funding Agreements, including Events of Default identified in any of the Funding Agreements; IDED may elect to declare the Business in default of this Master Contract and any or all of the Funding Agreements if there is a default under any one of the Funding Agreements; or

(f)                                    Material Misrepresentation.  Any representation or warranty made by the Business in this Master Contract or the Funding Agreements or in any statement or certificate furnished by it pursuant to this Master Contract or the Funding Agreements, or made in its Financial Assistance Application, or in connection with any of the above, proves untrue in any material respect as of the date of the issuance or making thereof; or

(g)                                 Lien Deficiencies.  Any of the Security Documents shall for any reason fail to create a valid and perfected priority Lien in favor of the IDED in any Secured Property pledged by Business; or

(h)                                 Judgment Over $100,000.  Any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $100,000 shall be entered or filed against the Business or against any of its property and remains unvacated, unbonded or unstayed for a period of 30 days; or

(i)                                     Adverse Change in Financial Condition.  Any change shall occur in the financial condition of the Business which would have a material adverse effect on the ability of the Business to perform under this Master Contract or the Funding Agreements; or

(j)                                     Bankruptcy or Similar Proceedings Initiated.  Either the Business shall (1) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (2) not pay, or admit in writing its inability to pay, its debts generally as they become due, (3) make an assignment for the benefit of creditors, (4) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (5) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (6) fail to contest in good faith any appointments or proceeding described in Article 9.1(k) below; or

(k)                                  Appointment of Officials.  A custodian, receiver, trustee, examiner, liquidator, or similar official shall be appointed for either the Business or any substantial part of any of its respective property,

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or a proceeding described in Article 9.1(j) shall be instituted against either the Business and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days; or

(l)                                     Insecurity.  IDED shall in good faith deem itself insecure and reasonably believes, after consideration of all the facts and circumstances then existing, that the prospect of payment and satisfaction of the obligations under this Master Contract and/or the Funding Agreements, or the performance of or observance of the covenants in this Master Contract and/or the Funding Agreements, is or will be materially impaired.

(m)                               Failure to Submit Required Reports.  The Business fails to submit complete reports by the required due dates as outlined in Article 8.7.

(n)                                 Layoffs, Relocation, or Closure.  The Business experiences a substantial layoff, relocates a substantial portion of its business or its offices outside of Iowa, or closes its operations during the term of this Contract.

9.2                                 Default Remedies.  When an Event of Default has occurred and is continuing, the IDED may, by written notice to the Business:

(a)                                  terminate this Master Contract, the Funding Agreements and all of the obligations of IDED under this Master Contract and the Funding Agreements on the date stated in such notice, and

(b)                                 declare the principal and any accrued interest on the outstanding Promissory Notes to be forthwith due and payable, including both principal and interest and all fees, charges and other amounts payable under this Master Contract and the Funding Agreements, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

9.3                                 Default Interest Rate.  If an Event of Default occurs and remains uncured, a default rate of 6% shall apply to repayment of amounts due under this Master Contract and the Funding Agreements.  The default interest rate shall accrue from the first date Award funds are disbursed,

9.4                                 Expenses.  The Business agrees to pay to the IDED all expenses reasonably incurred or paid by IDED including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default by the Business or in connection with the enforcement of any of the terms of this Master Contract and the Funding Agreements.

9.5                                 Notice of Default and Opportunity to Cure.  If IDED has reasonable cause to believe that and Event of Default has occurred under this Master Contract and/or the Funding Agreements, IDED shall issue a written Notice of Default to the Business, setting forth the nature of the alleged default in reasonable specificity, and providing therein a reasonable period time, which shall not be fewer than thirty (30) days from the date of the Notice of Default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible.

ARTICLE 10
MISCELLANEOUS.

10.1                           Timely Performance.  The parties agree that the dates and time periods specified in this Master Contract and the Funding Agreements, including the timelines established for the Project and more fully described in Exhibit C, are of the essence to the satisfactory performance of this Master Contract and the Funding Agreements.

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10.2                           State of Iowa Recognition.  The Project shall permanently recognize, in a manner acceptable to IDED, the financial contribution to the Project made by the State of Iowa.  For example, a sign or plaque acknowledging that the Project was funded in part by an Award from the State of Iowa, Iowa Department of Economic Development.

10.3                           Choice of Law and Forum.

(a)                                  In the event any proceeding of a quasi-judicial or judicial nature is commenced in connection with this Master Contract or the Funding Agreements, the proceeding shall be brought in Des Moines, Iowa, in Polk County District Court for the State of Iowa, if such court has jurisdiction.  If however, such court lacks jurisdiction and jurisdiction lies only in a United States District Court, the matter shall be commenced in the United States District Court for the Southern District of Iowa, Central Division.

(b)                                 This provision shall not be construed as waiving any immunity to suit or liability, in state or federal court, which may be available to the IDED, the State of Iowa or its members, officers, employees or agents.

10.4                           Governing Law.  This Master Contract and the Funding Agreements and the rights and duties of the parties hereto shall be governed by, and construed in accordance with the internal laws of the State of Iowa without regard to principles of conflicts of laws.

10.5                           Master Contract/Funding Agreement Amendments.  Neither this Master Contract nor any documents incorporated by reference in connection with this Master Contract, including the Funding Agreements, may be changed, waived, discharged or terminated orally, but only as provided below:

(a)                                  Writing required.  The Master Contract and the Funding Agreements may only be amended if done so in writing and signed by the Business and IDED; and for those Funding Agreements in which the Community is a signatory, by the Community, the Business and IDED. Examples of situations requiring an amendment include, but are not limited to, time extensions, budget revisions, and significant alterations of existing activities or beneficiaries.  No amendment will be valid until approved in writing by IDED.

(b)                                 IDED review.  IDED will consider whether an amendment request is so substantial as to necessitate reevaluating the IDED’s or IDED Board’s original funding decision.  An amendment may be denied by IDED if it substantially alters the circumstances under which the Project funding was originally approved.

10.6                           Notices.  Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation by fax) and shall be given to the relevant party at its address, e-mail address, or fax number set forth below, or such other address, e-mail address, or fax number as such party may hereafter specify by notice to the other given by United States mail, by fax or by other telecommunication device capable of creating a written record of such notice and its receipt, Notices hereunder shall be addressed:

To the Business:

NewLink Genetics Corporation

Dr. Charles Link, President and CEO

2901 South Loop Drive, Suite 3900

Ames, IA 50010

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Telephone:              515-296-3530

Facsimile:                 515-296-3556

To the IDED at:

Iowa Department of Economic Development

Business Services

200 East Grand Avenue

Des Moines, Iowa 50309

Attention: Mike Johansen, Business Services Project Manager

E-mail:  mike,johansen@iowalifechanging.com

Telephone:              515/ 242-4870

Facsimile:                 515/ 242-4832

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Article and a confirmation of such facsimile has been received by the sender, (ii) if given by e-mail, when such e-mail is transmitted to the e-mail address specified in this Article and a confirmation of such e-mail has been received by the sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Article.

10.7                           Headings.  Article headings used in this Master Contract and the Funding Agreements are for convenience of reference only and are not a part of this Master Contract or the Funding Agreements for any other purpose.

10.8                           Final Authority.  The IDED shall have the authority to reasonably assess whether the Business has complied with the terms of this Master Contract and the Funding Agreements.  Any IDED determinations with respect to compliance with the provisions of this. Master Contract and the Funding Agreements shall be deemed to be final determinations pursuant to Section 17A of the Code of Iowa (2005).

10.9                           Waivers.  No waiver by IDED of any default hereunder shall operate as a waiver of any other default or of the same default on any future occasion, No delay on the part of the IDED in exercising any right or remedy hereunder or under the Funding Agreements shall operate as a waiver thereof.  No single or partial exercise of any right or remedy by IDED shall preclude future exercise thereof or the exercise of any other right or remedy.

10.10                     Counterparts.  This Master Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

10.11                     Survival of Representations.  All representations and warranties made herein or in any other Master Contract/Funding Agreement document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Master Contract and the Funding Agreements and the other Master Contract/Funding Agreement documents and shall continue in full force and effect with respect to the date as of which they were made until all of Business’s obligations or liabilities under this Master Contract and the Funding Agreements have been satisfied.

10.12                     Severability of Provisions.  Any provision of this Master Contract or the Funding Agreements, which is unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the

16

extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this Master Contract and or the Funding Agreements or any other Master Contract document may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Master Contract and the Funding Agreements and any other Master Contract document are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Master Contract or the Funding Agreements or any other Master Contract document invalid or unenforceable.

10.13                     Successors and Assigns.  This Master Contract and the Funding Agreements shall be binding upon the Business and its respective successors and assigns, and shall inure to the benefit of the WED and the benefit of their respective successors and assigns.  The Business may not assign its rights hereunder or under any of the Funding Agreements without the written consent of the IDED, which consent will not be unreasonably withheld.

10.14                     Termination.  This Master Contract and any of the Funding Agreements can be terminated upon mutual, written agreement of the Business and IDED and, for amendments to Funding Agreements to which the Community is a signatory, the Community.

10.15                     Integration.  This Master Contract and the Funding Agreements contains the entire understanding between the Business and IDED relating to the Project and any representations that may have been made before or after the signing of this Master Contract and the Funding Agreements, which are not contained herein, are nonbinding, void and of no effect.  None of the Parties have relied on any such prior representation in entering into this Master Contract and its Funding Agreement.

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IN WITNESS WHEREOF in consideration of the mutual covenants set forth above and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties save entered into this Master Contract and have caused their duly authorized representatives to execute this Master Contract, effective as of the latest date stated below (the “Contract Effective Date”).

FOR THE IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT:

BY:	/s/ Vincent C. Lintz, Deputy Director
Vincent C. Lintz, Deputy Director

/s/ 9/20/07
Date

FOR THE BUSINESS:

BY:	/s/ Nicholas N. Vahanian
Signature

Nicholas Nuron Vahanian M.D., Chief Medical Operations Officer
Typed name and Title

/s/ 9/24/07
Date

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LIST OF EXHIBITS

Exhibit A -	Business’s Financial Assistance Application (on file with IDED), Application # 06-HQJC-017

Exhibit B -	Funding Agreements B5-HQJCP Funding Agreement

Exhibit C -	Description of the Project and Award Budget

Exhibit D -	Job Obligations

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ATTACHMENT B

Mary Lawyer, Acting Director
Iowa Department of Economic Development

Application for Financial Assistance

Section A — Applicant & Project Information

Business Development Division

Iowa Department of Economic Development

200 East Grand Avenue

Des Moines, Iowa 50309

www.iowalifechanging.com

7/20/2005

Instructions

1.                                       All applicants shall complete Section A of the Application for Financial Assistance and attach only those section(s) for the program(s) to which the applicant is applying,

Program	Download and Complete

Community Economic Bettermeant Account (CEBA)	Section B

Enterprise Zone Program (EZ)	Section C

High Quality Job Creation Program (HQJC)	Section D

Entrepreneurial Ventures Assistance Program (EVA)	Section E

Value Added Agricultural Products & Processes Financial Assistance Program (VAAPFAP)	Section F

Economic Development Set-Aside Program (EDSA)	Section G

2.                                       Please visit the IDED Web site, http://www.lowalifechanging.com/applications/bus_dev/index.html or contact IDED at (515) 242-4819 to see if this version of the application is still current.

3.                                       Before filling out this application form, please read all applicable sections of the 2005 Iowa Code and Iowa Administrative
Code (rules). http://www4.legis.state.ia.us/lAChtml/261.htm

4.                                       Only typed or computer-generated applications will be accepted and reviewed. Any material change to the format, questions, or wording of questions presented in this application, will render the application invalid and it will not be accepted.

5.                                       Complete the applicable sections of the application fully; if questions are left unanswered or required attachments are not submitted, an explanation must be included.

6.                                       Use clear and concise language. Attachments should only be used when requested or as supporting documentation.

7.                                       Any inaccurate information of a significant nature may disqualify the application from consideration.

8.                                       Upon completion of the application, please submit the following to the Business Finance Team at IDED:

•                  The original, signed application form and ail required attachments

•                  One copy of the application form and all required attachments from which additional copies can easily be made.

If electronic copies of the application and required attachments are available, please e-mail these documents to businessfinance@lowalifechanging.com in addition to submitting the original plus one copy.

Business Finance Team

Iowa Department of Economic Development

200 East Grand Avenue

Des Moines IA 50309

Application Due Dates

IDED Board Meeting	Application Due Date
July 21, 2005	June 27, 2005
August 18, 2005	July 25, 2005
September 15, 2005	August 22, 2005
October 20, 2005	September 26, 2005
November 17, 2005	October 24, 2005
December 15, 2005	November 21, 2005

* EVA applications will be acted upon every other month starting in March.

Public Records Policies

Information Submitted to IDED. The Iowa Department of Economic Development (IDED) is subject to the Open Records law (Iowa Code, Chapter 22). Treatment of information submitted to IDED in this application is governed by the provisions of the Open Records law. All public records are available for public inspection. Some public records are considered confidential and will not be disclosed to the public unless ordered by a court, the lawful custodian of the record, or by another person duly authorized to release the information.

Confidential Records. IDED automatically treats the following records as confidential and they are withheld from public disclosure:

•      Tax Records

•      Quarterly Iowa Employer’s Contribution and Payroll Report prepared for the Iowa Workforce Development Department

•      Payroll Registers

•      Business Financial Statements and Projections

•      Personal Financial Statements

Other information supplied to IDED as part of this application may be treated as confidential under Iowa Code section 22.7. Following are the classifications of records which are recognized as confidential under Iowa law and which are most frequently applicable to business information submitted to IDED:

•                  Trade secrets [Iowa Code §22.7(3)]

•                  Reports to governmental agencies which, if released, would give advantage to competitors and serve no public purpose. [Iowa Code §22.7(6)]

•                  Information on an industrial prospect with which the IDED Is currently negotiating. [Iowa Code §22.7(8)]

•                  Communications not required by law, rule or regulation made to IDED by persons outside the government to the extent that IDED could reasonably believe that those persons would be discouraged from making them to the Department if they were made available for general public examination. [Iowa Code §22.7(18)]

Information supplied to IDED as part of this application that is material to the application and/or the state program to which the applicant is applying including, but not limited to the number and type of jobs to be created, wages for those jobs, employee benefit information, and project budget, are considered open records and will not be treated as confidential.

Additional Information Available. Copies of Iowa’s Open Record law and IDED’s administrative rules relating to public records are available from the Department upon request or at http://www.iowalifechanging.com/downloads/chap169openrecords.doc.

Applicant Information

1.                                       Name of Business: NewLink Genetics Corporation

Address: 2901 South Loop Drive, Suite 3900

City, State & Zip Code: Ames, IA, 50010

Contact Person: Dr. Charles Link, Jr.              Title: President and CEO

Phone:  (515) 296-3530     Fax:  (515) 296-3556       Email:  clink@linkp.com

2.                                       SIC or NAICS Code:

3.                                       Federal ID Number:

Does the Business file a consolidated tax return under a different tax ID number?       ☐  Yes       ☒  No

If yes, please also provide that tax ID number:

4.                                       Is the contact person listed above authorized to obligate the Business?      ☒      Yes         ☐  No

If no, please provide the name and title of a company officer authorized to obligate the Business:

Dr. Charles Link, President and CEO

5.                                       If the application was prepared by someone other than the contact person listed above, please complete the following:

Name:  David Maahs       Title: Executive Director

Organization: Ames Economic Development Commission

Address: 1601 Golden Aspen Drive, Suite 110

City, State, & ZIP Code: Ames, IA 50010

Phone: 515.232.2310    Fax: 515.232.6716       Email: dmaahs@ameschamber.com

Sponsor Information

Please review the following table to determine who needs to sponsor this application. Depending on the programs being applied for, more than one sponsor may be necessary.

Program	Acceptable Sponsor
CEBA	City or County or Community College in which the Project Site is Located
EZ	Local Enterprise Zone Commission
HQJC	City or County in which the Project Site is Located
EVA	City or County in which the Project Site is Located; Local Development Entity; John Pappajohn Entrepreneurial Center; a Small Business Development Center; Business Accelerator; or similar entity
VAAPFAP	City or County in which the Project Site is Located or Local Development Entity
EDSA	City or County in which the Project Site is Located

1.                                       Sponsor Organization: City of Ames

Official Contact (e.g. Mayor, Chairperson, etc.): Ted Tedesco                Title: Mayor

Address: 515 Clark Avenue

City, State & ZIP Code: Ames, IA 50010

Phone:515.239.5105         Fax:             E-mail:

2.                                       If IDED needs to contact the sponsor organization with questions, should we contact the person listed above?

☐  Yes               ☒  No, please contact the following person:

Name: Duane Pitcher          Title: Finance Director, City of Ames

Address: 515 Clark Avenue

City, State & ZIP Code: Ames, IA 50010

Phone: 515.239.5114          Fax:            E-mail: dpitcher@city.ames.ia.us

If necessary, please list information on additional sponsors in an attachment.

Certification & Release of Information

I hereby give permission to the Iowa Department of Economic Development (IDED) to research the Business’ history, make credit checks, contact the Business’ financial institutions, insurance carriers, and perform other related activities necessary for reasonable evaluation of this application. I also hereby authorize the Iowa Department of Revenue to provide to IDED state tax information pertinent to the Business’ state income tax, sales and use tax, and state tax credits claimed.

I understand that all information submitted to IDED related to this application is subject to Iowa’s Open Record Law (Iowa Code, Chapter 22).

I understand this application is subject to final approval by IDED and the Project may not be initiated until final approval is secured. (High Quality Job Creation Program applications may be submitted up to 12 months following the completion of the project.)

I understand that IDED reserves the right to negotiate the financial assistance. Furthermore, I am aware that financial assistance is not available until an agreement is executed within a reasonable time period following approval.

I hereby certify that all representations, warranties, or statements made or furnished to IDED in connection with this application are true and correct in all material respect. I understand that it is a criminal violation under Iowa law to engage in deception and knowingly make, or cause to be made, directly or indirectly, a false statement in writing for the purpose of procuring economic development assistance from a state agency or subdivision.

For the Business:

/s/ Charles Link
Signature	Date

Dr. Charles Link, President and CEO
Name and Title (typed or printed)

For the Sponsor(s):

/s/ Ted Tedesco	/s/ Nov 4, 2005
Signature	Date

Mayor Ted Tedesco, City of Ames
Name and Title (typed or printed)

Please use the following if more than one sponsor is required. (For example, use this if a signature from the local Enterprise Zone Commission is required in addition to the signature from the Mayor of the sponsoring city.)

Signature	Date

Name and Title (typed or printed)

IDED will not provide assistance in situations where it is determined that any representation, warranty, or statement made in connection with this application is incorrect, false, misleading or erroneous in any material respect. If assistance has already been provided prior to discovery of the incorrect, false, or misleading representation, IDED may initiate legal action to recover incentives and assistance awarded to the Business.

Protect Information

1.             Provide a brief description and history of the Business. Include information about the Business’ products or services and its markets and/or customers.

NewLink Genetics Corporation is a biopharmaceutical company developing novel drugs and functional genomics solutions with a primary focus on cancer.

The successful completion of the Human Genome Project signals a new age in medical discovery centered around protein research. The rapidly growing knowledge base of the human genome provides an unprecedented opportunity to launch a revolutionary paradigm for drug discovery based on protein analysis.

NewLink remains steadfast in its primary focus to take novel treatments and diagnostics through the clinical trials process and bringing products to market. The company is currently conducting Phase I/II clinical trials with its proprietary HyperAcute™ vaccine technology. The Food and Drug Administration has accepted NewLink’s investigational New Drug applications for the HyperAcute™ vaccine technology allowing us to proceed with clinical trials treating patients with advanced lung cancer, breast cancer, prostate cancer, pancreatic cancer, and malignant melanoma. The company’s lung, breast, and prostate vaccine trials are currently enrolling patients at various trial centers.

2.             Business Structure:

☐ Cooperative	☒ Corporation	☐ Limited Liability Company	☐ Not for Profit
☐ Partnership	☐ S-Corporation	☐ Sole Proprietorship

3.             Identify the Business’ owners.

More than 150 shareholders

4.             List the Business’ Iowa Locations and the Current Number of Employees at each Location.

34 employees in Ames, Iowa

5.             What is the Business’ worldwide employment? (Please include employees of parent company, subsidiaries, and other affiliated entities in this figure.)

41 employees worldwide, with employees located in Chicago, Maryland, Pennsylvania, and China.

6.     Briefly describe the proposed project for which assistance is being sought. (Include project timeline with dates, facility size, infrastructure improvements, proposed products/services, any new markets, etc.)

The company plans to buy or have options on approximately 20 acres of land at the ISU Research Park.  NewLink Genetics plans to develop a campus for its operations at the ISU Research Park.  Over the next five years, the company plans to construction two facilities for its expanding manufacturing, office and R & D operations and for its affiliated companies.  The company plans to begin construction in the fall/winter of 2005 a 25,000 to 28,000

sq. ft. building.  Anticipated completion date is the fall of 2006.  In 2010, the company anticipates to begin construction on an additional 25,000 sq. ft. building.

7.             Project Address:  Lot 4. Phase Il Development of the ISU Research Park.  The company plans to have an option to buy the two adjacent parcels (lots 5 and 6).

8.             Type of Business Project:  Pharmaceutical

☐ Startup	☒ Expansion of Iowa Company	☐ New Location in Iowa

☐  Relocation from another State

9.             Please identify the management at the project location and his/her/their experience.

Check business plan for resumes of top personnel

10.           Has any part of the project started?                 ☐  Yes                   ☒ No

If yes, please explain.

11.           Project Budget:

AMOUNT BUDGETED

Use of Funds	Cost		Source A	Source B	Source C		Source D		Source E		Source F	Source G	Source H
Land Acquisition		$580,000	$	$	$			$580,000	$		$	$	$
Site Preparation		$200,000	$	$	$			$200,000	$		$	$	$
Building Acquisition	$		$	$	$		$		$		$	$	$
Building Construction		$8,000,000	$	$	$			$8,000,000	$		$	$	$
Building Remodeling	$		$	$	$		$		$		$	$	$
Mfg. Machinery & Equip.		$2,000,000	$	$		$200,000		$1,600,000		$200,000	$	$	$
Other Machinery & Equip.	$		$	$	$		$		$		$	$	$
Racking, Shelving, Etc.(1)	$		$	$	$		$		$		$	$	$
Computer Hardware	$		$	$	$		$		$		$	$	$
Computer Software	$		$	$	$		$		$		$	$	$
Furniture & Fixtures	$		$	$	$		$		$		$	$	$
Working Capital	$		$	$	$		$		$		$	$	$
Research & Development		$20,000,000	$	$	$			$20,000,000	$		$	$	$
Job Training	$		$	$	$		$		$		$	$	$
	$		$	$	$		$		$		$	$	$
	$		$	$	$		$		$		$	$	$
TOTAL		$30,780,000	$	$		$200,000		$30,380,000		$200,000	$	$	$

(1)  Racking, Shelving and Conveyor Equipment used in Warehouse or Distribution Center Projects

Does the Business plan to lease the facility?  ☒  Yes    ☐  No    If yes, please provide the Annual Base Rent Payment (lease payment minus property taxes, insurance, and operating/maintenance expenses) and the length of the lease agreement.

PROPOSED FINANCING

Source of Funds (List tax benefits separately; not as a source of funds)	Amount		Form of Funds (Loan, Grant, In-Kind Donation, etc.)	Rate	Term	Conditions / Additional Information Include when funds will be disbursed; if loan, whether payments are a level term, balloon, etc.
Source A: IDED	$		Prior state funding from Iowa Values Fund
Source B: Other State (e.g. Community College, DOT, etc.)
Source C: Local Government		$200,000	Forgivable loan
Source D: Business		$30,380,000
Source E: Other - AEDC		$200,000	Forgivable loan
Source F:

Source G:
Source H:
TOTAL	$30,780,000

Please list below any tax benefits (e.g. Investment Tax Credit, Sales Tax Refund, R&D Tax Credit, New Jobs Tax Credit, Property Tax Exemption/Abatement, etc.) that the Business expects to receive and included the estimated value of each tax benefit:

12.           Employee Benefits: Please identify all employee benefits provided by and paid for (in full or in part) by the Business.

Employee Benefits Provided by the	Total Annual Cost (show on a per employee basis)		Portion of Total Annual Cost Paid by the Business*		Plan Provisions (Include deductibles, coinsurance %, office visit co-payments, annual out-of-
Business	Employee	Family	Employee	Family	pocket maximums, face amounts, etc.)

Medical/Health Insurance	$3,000	$9,840	92%	85%

Dental Insurance					Voluntary, paid by employee

Vision Insurance					Part of Medial/Health Insurance Plan

Life Insurance					Voluntary, paid by employee

Short Term Disability (STD)					Voluntary, paid by employee

Long Term Disability (LTD)					Voluntary, paid by employee

* If the business’s plan is self-insured, please use the amount paid by the business for costs associated with employee and family coverage during the past three years and then, determine the business’ average annual contribution per employee for that three year period.

Does the Business offer a pension plan, 401(k) plan, and/or retirement-plan?          ☒           Yes         ☐            No

If yes, please indicate the amount contributed on a per employee basis by the Business to the plan.  For 401(k) plans, please provide information on the company match and indicate the average annual match per employee (show average as a percentage of salary).

Need amount contributed per employee

Does the Business offer a profit-sharing plan?                              ☐   Yes                                  ☒    No

If yes, please indicate total amount paid out each year for the past three years and then, determine the average annual bonus or contribution per employee for that three year period.

Does the Business offer child care services?                                  ☐    Yes                                 ☒    No

Child care services include child care services on-site at the facility In which the project will occur or off-site child care subsidized by the business at the rate of 50% or more of the costs incurred by an employee.

13.                                 Identify the Business’ competitors. If any of these competitors have Iowa locations, please explain the nature of the competition (e.g. competitive business segment, estimated market share, etc.) and explain what impact the proposed, project may have on the Iowa competitor.

All of the company’s competitors are located outside of Iowa. Competitors are Cellgenesys, Cancervax and Dendreon.

14.                                 Will any of the current Iowa employees lose their jobs if this project does not proceed in Iowa?

☒    Yes           ☐    No

If yes, please explain why and identify those jobs as “retained jobs” in the following question.

Company needs to construct facilities for the continued growth of its operations in Iowa and to continue its research and development activities, including clinical trials. The company currently has approximately 35 employees at its’ offices in the ISU Research Park, with an average annual salary of $40,000.

15.           List the jobs that will be retained and/or created as the result of this project.  (A retained job is an existing job that would be eliminated or moved to another state if the project does not proceed in Iowa.)  For retained jobs, include the current hourly wage rate.  For jobs to be created, including the starting hourly wage rate.

Job Title	Skills, Education, or Experience Required	Number of Jobs	Retained (R) or Created (C)	Starting or Current Hourly Wage Rate
Year 1 of the Project
Laboratory Technician		5	C	$25,000 to $35,000
Senior Research Scientist		2	C	$50,000 to $80,000
Research Scientist		3	C	$40,000 to $50,000
Office Assistant		1	C	$25,000 to $35,000

	Year 1 Subtotal	11
Year 2 of the Project
Laboratory Technician		8	C	$25,000 to $35,000
Senior Research Scientist		2	C	$50,000 to $80,000
Research Scientist		2	C	$40,000 to $50,000
Office Assistant		1	C	$25,000 to $35,000

	Year 2 Subtotal	13
Year 3 of the Project
Laboratory Technician		15	C	$25,000 to $35,000
Senior Research Scientist		2	C	$50,000 to $80,000
Research Scientist		3	C	$40,000 to $50,000
Office Assistant		1	C	$25,000 to $35,000

	Year 3 Subtotal	21

Total Number of Retained jobs:         36

Total Number of Created jobs:           45

16.                                 Discuss each of the following items with respect to the proposed project:

a)                                      the current employment conditions in the community, include any business closures, unemployment rates, etc. and if applicable, the community’s need for assistance in attracting the Business.

One of the economic development goals for the community of Ames is to become a leading biotechnology center. The growth of NewLink Genetics in to a major pharmaceutical firm will greatly assist the community in achieving this goal.

b)                                     impact of the proposed project on the community and the state, include projections that reflect the impact on local and state tax revenue and any additional costs the community will incur as the result of the proposed project;

The annual payroll of $3.8 million from the jobs created and retained will provide a significant boost to the local economy. In addition, the Ames Community School District has been losing enrollment over the last few years. These new jobs will assist the community in stabilizing the school district’s enrollment levels.

c)                                      impact the proposed project will have on current employees, including the potential for increased skills and wages; and

Without additional manufacturing capacity, the company can not produce enough drugs for its phase II and phase III clinical trials.

d)                                     impact the investment will have on the ability of the business to expand, upgrade, or modernize its capabilities.

The new facilities will provide a state of the art manufacturing setting for the company utilizing the latest and most efficient processes for drug manufacturing.

17.           Is the Business actively considering locations outside of Iowa?                ☐    Yes                 ☒    No

If yes, where and what assistance is being offered?

18.                                 There are three general justifiable reasons for assistance. Check the box next to the reason why assistance is needed to complete this project

☒           Financing Gap - The Business can only raise a portion of the debt and equity necessary to complete the project. A gap between sources and uses exists and state and/or federal funds are needed to fill the gap.

☐            Rate of Return Gap — The Business can raise sufficient debt and equity to complete the project, but the returns are inadequate to motivate an “economic person” to proceed with the project. Project risks outweigh the rewards.

☐            Locational Disadvantage (Incentive) — The Business is deciding between a site in Iowa (site A) and a site in another state (site B) for its project. The Business argues that the project will cost less at site B and will require a subsidy to equalize costs in order to locate at site A. The objective here is to quantify the cost differential between site A and site B.

What measures were analyzed to determine the amount and form of assistance needed?

Estimated cost to bring a drug to market is over $200 million, producing a significant financing gap for the company. The state and local assistance will enable the company to stretch its private equity as its drugs move through clinical trials.

19.           What amount of state assistance is requested based on the above-identified need? $

What type/form of assistance is preferred (e.g. loans, forgivable loans, tax incentives, etc.)?

The company previously received an Iowa Values grant of $6 million. The company research and development activities have progressed far enough that the company has achieved the necessary milestones to draw down $4 million of its Iowa Values fund award.

20.           Please indicate what program(s) the Business is applying to and download and submit those applicable sections:

☐	CEBA	(Complete Section B)
☐	EZ	(Complete Section C)
☒	HQJC	(Complete Section D)
☐	EVA	(Complete Section E)
☐	VAAPFAP	(Complete Section F)
☐	ESA	(Complete Section G)

The Department reserves the right to review this application and determine, based on the proposed project and available program funds, which financial assistance program(s) is best suited for the Business’ project. The actual program(s) utilized may vary from the programs indicated above.

21.           Return on Investment Information — Business Taxes

IDED is required to calculate the return on state and local government investments in this project. Data from other parts of the application will be combined with the estimates requested below to calculate the required return on investment information.

Instructions for Question 21

•                  IDED is asking for a best estimate on the increase in taxes associated with this project.

•                  Estimates should only include the expected increase in tax liability resulting from this project.

•                  At minimum, IDED needs estimates for the first three years of the project.

•                  Show data as if no tax abatements or tax credits awarded for this project were taken.

•                  For partnership forms of ownership (e.g. limited partnerships, s-corporations, LLC, etc.), please estimate the partners’ increase in Iowa tax liability due to this project.

•                  Sales and use taxes refer to the taxes paid on materials, etc. that the Business purchases, not taxes you collect from safes to your customers.

•                  Applicants will not be held to these numbers with respect to any award from or contract with IDED.

•                  This page of the application will automatically be treated as confidential.

Increase in Tax Collections Associated with this Project

State Business Taxes	Year 1	Year 2	Year 3	Year 4	Year 5
State Corporate Income Tax*	$	$	$	$	$
State Business Sales and Use Tax	$	$	$	$	$

*   Insurance Companies: Provide State Insurance Premium Tax

Local Business Taxes	Year 1	Year 2	Year 3	Year 4	Year 5
Local Real Estate Property Tax	$	$	$	$		$55,080
Local Option Sales Tax	$	$		$	$

Attachments

Please attach the following documents:

A1           Business Plan

At a minimum, include:

•      marketing study,

•      feasibility study,

•      projected profit and loss statements for three years into the future,

•      project budget,

•      production operations,

•      management structure,

•      personnel needs,

•      descriptions of product or process,

•      status of product/process development, and

•      patent status (if applicable).

(Any information outlined above not included in the business plan should be submitted as supplemental information via a separate attachment.)

A2                                Copies of the Business’ Quarterly Iowa Employer’s Contribution and Payroll Report Summary Page (Page 1) for the past year and a copy of the most recent payroll report for one pay period.

A3                                Affidavit that states the Business has not, within the last five years, violated state or federal statutes, rules, and regulations, including environmental and worker safety regulations, or, if such violations have occurred, that there were mitigating circumstances or such violations did not seriously affect public health or safety or the environment.

A4                                Financial Information (Existing Businesses Only)

•      Profit and loss statements and balance sheets for past three year-ends;

•      Current YTD profit and loss statement and balance sheet;

•      Schedule of aged accounts receivable;

•      Schedule of aged accounts payable; and

•      Schedule of other debts.

Application Checklist

Application Checklist

For each section the Business is required to submit, please indicate with a ‘‘ that items needed for that section are included when submitting the application to IDED.

If an item listed is not included, please indicate in the corresponding box the date on which IDED can expect to receive it or explain in the space provided below why it has not been included:

	Section A	Section B CEBA	Section C EZ	Section D HCJC	Section E EVA	Section F VAAPFAP	Section G EDSA
Original plus 1 Copy		N/A	N/A	N/A	N/A	N/A	N/A
Signed by the Business		N/A	N/A	N/A	N/A	N/A	N/A
Signed by the Sponsor(s)		N/A	N/A	N/A	N/A	N/A	N/A
Business Plan w/3-year Projections		N/A	N/A	N/A	N/A	N/A	N/A
Quarterly Employer’s Contribution and Payroll Reports		N/A	N/A	N/A	N/A	N/A	N/A
Current Payroll Report		N/A	N/A	N/A	N/A	N/A	N/A
Affidavit re: Violations		N/A	N/A	N/A	N/A	N/A	N/A
P/L statements & Balance Sheets (3 years)		N/A	N/A	N/A	N/A	N/A	N/A
Current YTD Financials		N/A	N/A	N/A	N/A	N/A	N/A
Aged Accounts Receivables		N/A	N/A	N/A	N/A	N/A	N/A
Aged Accounts Payable		N/A	N/A	N/A	N/A	N/A	N/A
Schedule of Other Debts		N/A	N/A	N/A	N/A	N/A	N/A
Resolution from Sponsor	N/A				N/A	N/A	N/A
Legal Description of Project Site	N/A	N/A			N/A	N/A	N/A
Map	N/A	N/A
Meeting / Public Hearing Notice	N/A	N/A		N/A	N/A	N/A

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Meeting Minutes	N/A	N/A		N/A	N/A	N/A
Technical Assistance Budget	N/A	N/A	N/A	N/A		N/A	N/A
Bids, Quotes, & Estimates	N/A	N/A	N/A	N/A	N/A	N/A
Employer Certification Form	N/A	N/A	N/A	N/A	N/A	N/A
Commitment Letters	N/A	N/A	N/A	N/A	N/A	N/A
Comm. Development & Housing Needs Assessment	N/A	N/A	N/A	N/A	N/A	N/A
Assurances Page	N/A	N/A	N/A	N/A	N/A	N/A
Applicant/Recipient Disclosure/Update form	N/A	N/A	N/A	N/A	N/A	N/A

Explanation for Items Not Included:

2

EXHIBIT B - 5

HQJCP FUNDING AGREEMENT

BUSINESS	NewLink Genetics Corporation
COMMUNITY:	City of Ames

MASTER CONTRACT NUMBER:	06-54
FUNDING AGREEMENT NUMBER:	06-54-HQJCP-017

AGREEMENT EXPIRATION DATE:	December 31, 2010

THIS HIGH QUALITY JOB CREATION PROGRAM (HQJCP) FUNDING AGREEMENT is made by and among the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, 200 East Grand Avenue, Des Moines, Iowa 50309 (“IDED”), the business identified above (“Business”), and the community identified above (“Community”), effective as of the Contract Effective Date stated in the Master Contract identified above.

WHEREAS, the Department has found the Business’ application to be consistent with the requirements of the Act and the administrative rules adopted by the Department for the HQJCP — 261 Iowa Administrative Code, Chapter 68; and

WHEREAS, the Business has been approved by the Department to receive certain tax incentives and assistance; and

WHEREAS, the Business has executed the Master Contract described above with the IDED pursuant to an Award on the Award Date stated in the Master Contract to the Business for the Project; and

WHEREAS, the Master Contract specifies that for each program funding source the IDED and the Business shall enter into a Funding Agreement; and

WHEREAS, this HQJCP Funding Agreement contains additional terms and conditions for the award of HQJCP benefits; and

NOW, THEREFORE, the Business and Community accept the terms and conditions set forth in this HQJCP Funding Agreement and the Master Contract for the funding of the Project.  In consideration of the mutual promises contained in the Master Contract and this HQJCP Funding Agreement and other good and valuable consideration, it is agreed as follows:

1.0          Master Contract.  Unless otherwise specified in this HQJCP Funding Agreement, the definitions, terms, conditions, and provisions contained in the Master Contract are applicable to this HQJCP Funding Agreement.  The following provisions in the Master Contract do not apply to this HQJCP Funding Agreement:

Article 3.1(b) –	Definition of “Project Completion Date” and “Job Maintenance Period.” [The EZ program has different time periods for these activities.]

Article 4.3 –	Repayment obligation. [No promissory note required for tax credits.]

Article 5.1(c) –	Promissory Notes. [Execution of note is not a condition precedent to receipt of tax credit benefits]

Article 5.1(g) –	Security Documents. [Execution of Security Documents is not a condition precedent to receipt of tax credit benefits].

Article 5.1(m) –	Requests for disbursement. [Not required for tax credit program benefits.]

Article 5.2 –	Prior costs. [Not applicable to tax credit program benefits.]

Article 5.3 –	Cost variation. [Not applicable to tax credit program benefits.]

Article 5.5 –	Investment of Award Proceeds. [No proceeds in tax credit programs.]

Article 6 –	Security, Cross-collateralization. [Not applicable to tax credit program benefits.]

Article 9.1(a) –	Nonpayment as an Event of Default. (Not applicable because there are no loan payments in tax credit programs].

Article 9.1(c) –	Noncompliance with Security Documents as an Event of Default. [Not applicable because there are no Security Documents required in tax credit programs].

Article 9.1(g)	Lien Deficiencies as an Event of Default. [Not applicable because there are no Security Documents required in tax credit programs.]

2.0          Definitions.  As used in this HQJCP Funding Agreement, the following terms shall apply:

2.1           Agreement Expiration Date.  Expiration of this HQJCP Funding Agreement occurs upon the happening of one of the following events, whichever occurs first:

(a)           IDED’s determination that the Business has fully met the requirements of the HQJCP Funding Agreement, including meeting its job creation and maintenance requirements, and IDED closes out this HQJCP Funding Agreement.

(b)           An Event of Default occurs that is not remedied within the time period allowed under the Master Contract.

(c)           This HQJCP Funding Agreement is terminated upon mutual, written agreement of the Business, the Community and IDED.

2.2           HQJCP.  “HQJCP” means the High Quality Job Creation Program.  The HQJCP is authorized by 2005 Iowa Acts, House File 868.

2.3           HQJCP Award.  “HQJCP Award” means IDED’s approval of the Business’s Financial Assistance Application for the Project.  This HQJCP Award authorizes the Business to receive HQJCP Program benefits.

2.4           Average County Wage.  “Average County Wage” means the average the Department calculates using the most current four quarters of wage and employment information as provided in the Quarterly Covered Wage and Employment Data report as provided by the Iowa department of workforce development.  Agricultural/mining and governmental employment categories are deleted in compiling the wage information.

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2.5           “Annual Base Rent”.  “Annual Base Rent” means the Business’ annual lease payment minus taxes, insurance, and operating or maintenance expenses.

2.6           Full-time Equivalent (FTE) Job.  “Full-time Equivalent (FTE) Job” means the employment of one person:

(a)           For 8 hours per day for a 5-day, 40-hour workweek for 52 weeks per year, including paid holidays, vacations and other paid leave, or

(b)           For the number of hours or days per week, including paid holidays, vacations and other paid leave, currently established by schedule, custom, or otherwise, as constituting a week of full-time work for the kind of service an individual performs for an employing unit.

2.7           High Quality Jobs.  “High Quality Jobs” means created jobs that, at minimum, have a starting wage including benefits equal to or greater than $ 17.31, as shown in Master Contract Exhibit D, Job Obligations.

2.8           Project.  “Project” means the detailed description of the work, services, and other obligations to be performed or accomplished by the Business and Community as described in the Master Agreement Exhibit C (Description of Project and Award Budget) and Master Agreement Exhibit A (Business’s Financial Assistance Application) for which the Business has been approved to receive certain tax credit benefits.

2.9           Project Completion Date.  “Project Completion Date” means (1) for new manufacturing facilities, the first date upon which the average annualized production of finished product for the preceding ninety-day period at the manufacturing facility operated by the Business is at least fifty percent of the initial design capacity of the facility; or (2) for existing or non-manufacturing facilities, the date of completion of all improvements necessary for the start-up, location, expansion or modernization of business.  This definition of “Project Completion Date” is only used for purposes of claiming the refund of sales, service and use taxes or the corporate tax credit for certain sales taxes paid, if applicable.

2.10         “Project Jobs” means the number of new Full-time Equivalent (FTE) Jobs created by the location or expansion of the Business in the High Quality Job Creation Program, as shown in Master Contract Exhibit D.

3.0          High Quality Job Creation Program Benefits.

3.1           Benefits Available.  The following High Quality Job Creation Program benefits are available to the Business under this HQJCP Funding Agreement:

(a)           Additional Research Activities Credit.  The Business is eligible to claim an additional research activities credit as provided in Iowa Code section 15,335.  This benefit is a tax credit for increasing research activities in this state during the period the Business is participating in the program.  The credit may equal up to six and one-half percent (6.5%) of the State’s apportioned share of the qualifying expenditures, up to $414,200, for increasing research activities and is in addition to the credit authorized in Iowa Code sections 422.10 and 422.33(5).  Any tax credit in excess of the tax liability may be refunded to the Business with interest or, at its election, credited to its tax liability the following year.

3.2           Benefits Not Available.  The following High Quality Job Creation Program benefits are not available to the Business under this agreement:

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3.3

(a)           Investment Tax or insurance Premium Tax Credit.

(b)           Refund Of Sales, Service And Use Taxes Paid To Contractors Or Subcontractors.

(c)           Refund of Taxes Attributable to Racks, Shelving, and Conveyor Equipment

(d)           Corporate tax credit for certain sales taxes paid by third party developer

(e)           Value-Added Property Tax Exemption.

4.0          Conditions to Receipt of High Quality Job Creation Program Benefits.

The High Quality Job Creation Program Benefits authorized under this HQJCP Funding Agreement are available to the Business provided the Business, (and where applicable, the Community) satisfies each of the following conditions:

4.1           Job Obligations.  The Business’s Job Obligations are as detailed in Master Contract Exhibit D, “Job Obligations.’ The Business shall create the Project Jobs within 3 years (the “Project Creation Period’) of the Effective Date (defined in the Master Contract).  The Business shall maintain the Project Jobs for a period of at least two (2) years beyond the Project Creation Period, for a total contract duration of 5 years.

4.2           Qualifying Investment.  Within three (3) years of the Effective Date (as defined in the Master Agreement), the Business shall make a qualifying Investment of $2,000,000, A “qualifying investment” means an investment in real property including the purchase price of land and existing buildings and structures; site preparation; improvements to real property; building construction; long-term lease costs; and/or depreciable assets.

4.3           Required Elements.

(a)           Offer a pension or profit sharing plan to full-time employees.

(b)           Produce or manufacture high value-added goods or service or be in one of the state’s targeted Industries*: Drugs and Pharmaceuticals

(c)           Invest annually no less than 1% of pretax profits from the facility located to Iowa or expanded under the program in research and development in Iowa.

(d)           Have an active productivity and safety improvement program(s) involving management and worker participation and cooperation.  The program(s) shall include benchmarks for gauging compliance.

4.4           Business Retention.  The Business shall have and maintain Project operations contemplated by this Agreement within the Community at least through the Agreement Expiration Date.

4.5           Additional Conditions.  Even though the 25,000-28,000 build-to-suit facility is not being included in the project, NewLink Genetics will be required to finalize the lease terms and occupy the facility by December 31, 2008.  Failure to do so will result in an event of non-compliance and NewLink Genetics will be required to re-pay all or a part of the benefits received through the High Quality Job Creation Program award.

4

5.0          Events of Default; Notice of Default; Repayment Provisions.

5.1           Events of Default.  The terms of the Master Contract regarding Events of Default and Remedies govern this HQJCP Funding Agreement.

5.2           Notice of Default.  The following Notice of Default provisions supersede the Notice of Default provisions specified in the Master Contract:

(a)           From Department.  If, through the annual certification report or other means, the IDED has reason to believe the Business is in default of the terms of this Agreement, the IDED will issue a written notice of default to the Business, setting forth the nature of the default in reasonable specificity, and providing therein a reasonable period of time, which shall not be less than 30 days from the date of the notice of default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible, A copy of any Notice of Default will also be provided to the Community and Department of Revenue.

(b)           From Community.  If, through monitoring, auditing or other means, the Community has reason to believe the Business is in default of the terms of this Agreement, the Community will issue a written notice of default to the Business, setting forth the nature of the default in reasonable specificity, and providing therein a reasonable period of time, which shall not be less than 30 days from the date of the notice of default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible.  A copy of any Notice of Default will also be provided to the IDED and Department of Revenue.

5.3           Repayment Provisions.  If the Business has received incentives or assistance under the HQJCP Program and fails to meet and maintain any one of the requirements of the HQJCP Program, the HQJCP Program Administrative Rules or any term of this HQJCP Funding Agreement, the Business is subject to repayment of all or a portion of the incentives and assistance that it has received, as detailed below:

(a)           Job maintenance.  If the approved Business fails to maintain the required number of created or retained jobs or both as defined in Master Contract Exhibit D and the final award documentation, the Business shall repay a percentage of the tax incentives and assistance that it has received.  The repayment percentage will be equal to the percentage of jobs that the approved Business failed to maintain.

(b)           Required elements.  If the approved Business fails to meet the four required elements stated in Article 4.4 in any one year, the Business must meet that requirement in the following year or repay all the tax incentives and assistance that it has received.

(c)           Selling, disposing, or razing of property.  If, within five years of purchase, the approved Business sells, disposes of, razes, or otherwise renders unusable all or a part of the land, building, or other existing structures far which an investment tax credit or insurance premium tax credit was claimed, the income tax liability of the approved Business for the year in which all or part of the property is sold, disposed of, razed, or otherwise rendered unusable shall be increased by one of the following amounts:

(1)           One hundred percent of the tax credit claimed if the property ceases to be approved for the tax credit within one full year after being placed in service.

(2)           Eighty percent of the tax credit claimed if the property ceases to be approved for the tax credit within two full years after being placed in service.

5

(3)           Sixty percent of the tax credit claimed if the property ceases to be approved for the tax credit within three full years after being placed in service.

(4)           Forty percent of the tax credit claimed if the property ceases to be approved for the tax credit within four full years after being placed in service.

(5)           Twenty percent of the tax credit claimed if the property ceases to be approved for the tax credit within five full years after being placed in service.

(d)           Layoffs or closures.  If an approved Business experiences a layoff within the state or closes any of its facilities within the state prior to receiving the tax incentives and assistance, the Department may reduce or eliminate all or a portion of the tax incentives and assistance.  If an approved Business experiences a layoff within the state or doses any of its facilities within the state after receiving tax incentives and assistance, the Business may be subject to repayment of all or a portion of the tax incentives and assistance that it has received.

(e)           Department of Revenue; Community Recovery.  Once it has been established, through the Business’ annual certification, monitoring, audit or otherwise, that the Business is required to repay all or a portion of the incentives received, the Department of Revenue and the Community shall collect the amount owed.  The Community has the authority, pursuant to the HQJCP Program, to take action to recover the value of taxes not collected as a result of the exemption provided by the Community to the Business.  Department of Revenue has the authority, pursuant to the HQJCP Program, to recover the value of state taxes or incentives provided under the HQJCP Program.  The value of state incentives provided under the HQJCP Program includes applicable interest and penalties.

6.0          Final Award Amount.

6.1           Submit Final Numbers Within 12 Months.  The approved Business shall, upon satisfaction of the requirements stated in Article 4.0, submit to the Department information on the final created jobs, including starting wages and benefit values, and the final qualifying investment.  This submission must be in writing on the form provided by the Department and must be received by the Department within 12 months of completion of the project and the creation of the jobs.  Upon receipt of the completed form, the Department shall review and confirm the information and shall prepare the final award amounts based on the final results.  Final award amounts may still be subject to certain limitations put in place when the initial award was made.

6.2           Repayment If Claimed Credits Exceed Final Award Amount.  If, upon receipt of the final award amount from the Department, the Department of revenue determines that the approved Business has claimed tax incentives and assistance in amounts that exceed the amounts stipulated in the final award, the approved Business shall be required to repay any tax credits and refunds it received in excess of the final award amounts.  The Department of Revenue shall have the authority to collect the amount to be repaid to the state including interest and penalties.

7.0          Incorporated documents.  The following documents are hereby incorporated by this reference:

1.                                       The Master Contract number and its Exhibits.

2.                                       HQJCP Funding Agreement Exhibit A, “Investment Tax Credit Amortization Schedule Examples.”

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IN WITNESS WHEREOF, the parties have executed this HQJCP Funding Agreement:

BUSINESS:

BY:	/s/ Nicholas N. Vahanian
Signature

Nicholas Vahanian M.D., Chief Medical Operations Officer
Typed Name and Title

/s/ 8/24/07
Date

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT:

BY:	/s/ Vincent C. Lintz, Deputy Director
Vincent C. Lintz, Deputy Director

/s/ 9/20/07
Date

COMMUNITY:

BY:	/s/ Ann H. Campbell
Signature

Ann H. Campbell, Mayor
Typed Name and Title

/s/ 9/18/07
Date

7

DESCRIPTION OF THE PROJECT AND AWARD BUDGET

(EXHIBIT C)

Name of Business:                   NewLink Genetics Corporation

Contract Number:                        06-54

PROJECT DESCRIPTION

NewLink Genetics Corporation will develop a campus for its operations at the ISU Research park in Ames, Iowa.  The project involves purchases of manufacturing machinery and equipment and research and development.  NewLink Genetics Corp. will create 45 full-time equivalent (FTE) jobs as a result of this project.

Project Completion Date:	December 31, 2008

Job Maintenance Period:	December 31, 2010

AWARD BUDGET

SOURCE OF FUNDS	Amount		USE OF FUNDS	Cost
IDED Programs
HQJC Program Benefits	*see below		*Mfg Machinery and Equipment	$2,000,000
			Research and Development	$20,000,000
City of Ames	$200,000	Forgivable loan
AEDC	$200,000	Forgivable loan
NewLink Genetics Corp.	$21,600,000

SUBTOTAL	$22,000,000		SUBTOTAL	$22,000,000
		*included as capital investment if awarded tax credit program

SUB TOTAL	$0		SUB TOTAL	$0
TOTAL ALL FUNDS	$22,000,000			$22,000,000

*HQJC Program Benefits	$414,200	(estimated value)

Jan. 06

AUTHORIZATION FOR RELEASE OF CONFIDENTIAL STATE TAX INFORMATION AND CONFIDENTIAL UNEMPLOYMENT INSURANCE INFORMATION

The undersigned (noted below as “Taxpayer”) is an applicant for or a recipient of an award by the Iowa Department of Economic Development and has entered into contract number 06-54.

The undersigned hereby authorizes the Department of Revenue to provide to (Awarding Agency) state tax information in the file pertinent to this contract or tax credit certificate(s).  This Authorization for Release of Confidential State Tax Information shall be valid for all tax periods either 1) for a 3-year period following completion of the contract or 2) for a 3-year period following completion of tax credit claims using the above tax credit certificate number(s), whichever is longer.

In the case of pass-through business entities (such as partnerships, limited liability companies, cooperatives, S corporations, etc.), data for members of the business entity will be aggregated and released at the business level to the Awarding Agency with this signed release from the business entity, The signature of a business representative on this Authorization form authorizes the Iowa Department of Revenue to release tax information at the business entity level.

State tax information authorized for release includes tax information pertinent to the taxpayer for individual income tax, corporate income tax, franchise tax, insurance premiums tax, sales and use tax, withholding tax, moneys and credits tax, and the replacement tax on utilities that is requested by the Awarding Agency in the administration of tax credit programs and other state financial assistance programs.

The undersigned hereby authorizes the Iowa Department of Workforce Development to provide to the Iowa Department of Revenue and to the Awarding Agency the Employment Contribution and Payroll Tax Report (form 65-5300) and Multiple Worksite Report (ELS 3020) and information from these forms for the Employer Identification Number (EIN) number pertinent to the above specified contract or tax credit certificate(s).  Iowa Workforce Development may provide the information without providing the report.  The confidential unemployment insurance information will be released, pursuant to this authorization only to the Iowa Department of Economic Development and/or The Department of Revenue for the purpose of evaluation and administration of tax credit programs and other state financial assistance programs.  This Authorization for Release of Confidential Unemployment Insurance information shall be valid for all periods either 1) for a 3-year period following completion of the contract or 2) for a 3-year period following completion of tax credit claims using the above tax credit certificate number(s), whichever is longer.

Name of Taxpayer:

Street Address:

City, State, Zip

Telephone Number:

Email Address:

Social Security Number (for individuals):

Employer Identification Number (for businesses):

Unemployment Insurance Number (for businesses):

Type of Entity: ☐ Individual/Sole Proprietorship ☐ Partnership ☐ S Corp ☐ C Corp

☐ LLC ☐ Cooperative ☐ Other (specify)

Signature of Taxpayer:

Title (Required for partnerships and corporations(1)):

Date signed:

(1)          Partnerships — Only partners can authorize release of information.

                        Corporations — Only corporate officers can authorize release of information.

EXHIBIT D - JOB OBLIGATIONS

Jobs Created or Retained through this Project	NewLink Genetics Corporation 06-54

Below is a list of the jobs that must be retained and/or created as a result of this Project.  A “retained job” is an existing job that would be eliminated or moved to another state if the project did not proceed in Iowa.  A “created job” means the number of new FTE Jobs the Business will add over and above the Business’s Employment Base and, if applicable, Statewide Employment Base.  “Qualifying jobs” are those created or retained jobs that qualify for program funding.  “Non-qualifying jobs” are those jobs created or retained by the project that do not qualify for funding, but would not be created or retained if the Project did not proceed.

PROJECT JOBS					HQJC Program $17.31
Job Title	# of Jobs	Type of Job: Created (C) or Retained (R)	Starting or Current Hourly Wage	Avg. Benefit Value	Qualifying	Non-Qualifying
Laboratory Technician	28	C	$14.42	$1.91		28
Senior Research Scientist	6	C	$36.06	$1.91	6
Research Scientist	8	C	$26.44	$1.91	8
Administrative Assistant	3	C	$14.42	$1.91		3

Total Jobs Created:	45
Total Jobs Retained:	0
Totals:	45				14	31

Business Employment Base	34		Statewide Employment Base:		0

Job Performance Obligations

As a result of this project, NewLink Genetics Corporation will create 45 new full-time equivalent (FTE) jobs above a base employment of 34 FTE jobs at the Ames location.  14 of the 45 created project jobs will meet the definition of “high-quality” jobs.  High-quality jobs, for purposes of this project in Story County are defined as created jobs with a starting wage including benefits equal to or greater than $17.31.

Dec-05